Exhibit 8.1

[Letterhead of Blank Rome LLP]

February 27, 2020

Atlas Corp.

2600-200 Granville Street

Vancouver, BC V6C 1S4

Canada

Ladies and Gentlemen:

We have acted as U.S. counsel to Atlas Corp., a corporation organized under the laws of the Republic of the Marshall Islands (“Atlas”), with respect to certain legal matters in connection with the filing of the Post-Effective Amendments No. 1 to the Registration Statements on Form F-3, File Nos. 333-224291, 333-202698 and 333-151329, by Atlas, dated as of the date hereof (collectively, the “Registration Statements”), with the Securities and Exchange Commission (the “Commission”).

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations and warranties contained in (i) the Registration Statements, and (ii) originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statements, it is our opinion that the discussion contained in the Registration Statements under the caption “Material United States Federal Income Tax Considerations,” insofar as it summarizes U.S. federal income tax law, is accurate in all material respects as of the date hereof.

The opinion set forth in this letter is based on current provisions of the Internal Revenue Code of 1986, amended, and the Treasury Regulations thereunder, and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), all as of the date hereof and all of which are subject to change (possibly with retroactive effect). Changes in applicable law could adversely affect our opinion. We express no opinion other than as to the federal income tax laws of the United States of America and do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above. Our opinion is not binding upon the IRS or the courts, and there is no assurance that the IRS or a court will not take a contrary position.

This opinion is not to be used, relied upon, circulated, quoted, or otherwise referred to for any other purposes without our express written consent. No assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusion stated herein. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, changes in the federal income tax laws or the application or interpretation thereof, any factual matters arising subsequent to the date hereof or the impact of any information, fact, document, certificate, record, representation, statement, covenant, or assumption relied upon herein that becomes incorrect or untrue. In the event that any one or more of the matters referred to herein or in the Registration Statements are untrue, inaccurate, or incomplete, our opinions shall be void and of no force or effect, but only to the extent that such untruth, inaccuracy, or incompletion affects the accuracy of the opinions provided herein.

We hereby consent to the use of our name in the Registration Statements and to the filing of this opinion as an exhibit to the Registration Statements. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Blank Rome LLP